                                        SECURITIES AND EXCHANGE COMMISSION

                                              WASHINGTON, D.C.  20549

                                                     FORM 8-K

                                                  CURRENT REPORT
                                        Pursuant to Section 13 or 15(d) of
                                        the Securities Exchange Act of 1934

                                 Date of Report (Date of earliest event reported):
                                                 October 17, 2003

                                               FIRST M&F CORPORATION
                                  ----------------------------------------------
                              (Exact name of registrant as specified in its charter)

          MISSISSIPPI                                No. 0-9424                         No. 64-0636653
--------------------------------------               ----------------                   --------------------
(State or other jurisdiction of                      (Commission                        (IRS employer
       incorporation)                                File Number)                       Identification No.)

         134 West Washington Street
         Kosciusko, Mississippi                                                39090
-----------------------------------------------------------            --------------------
(Address of principal executive offices)                                    (Zip Code)

Registrant's telephone number, including area code:    (662) 289-5121

                                                   Not applicable
                                                   --------------
                            (Registrant's former address of principal executive offices)

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits.

                  (c)      Exhibits.

                           99.1     Press Release issued by First M&F Corporation dated October 17,
                                    2003 headed "First M&F Corp. reports third quarter 2003 earnings"

Item 9. Regulation FD Disclosure.  On October 17, 2003, First M&F Corp. announced by press release its earnings for the third quarter ending September 30, 2003.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 12.  Results of Operations and Financial Condition.  On October 17, 2003, First M&F Corp. announced by press release its earnings for the third quarter ending September 30, 2003.  A copy of this press release is attached hereto as
Exhibit 99.1.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 22, 2003

                                                     FIRST M&F CORPORATION

                                                     By:    /s/ Robert C. Thompson, III
                                                           -------------------------------------------
                                                     Name:    Robert C. Thompson, III
                                                     Title:   Treasurer

                                                   EXHIBIT INDEX

99.1     Press Release issued by First M&F Corporation dated October 17, 2003, headed "First M&F
         Corp. reports third quarter 2003 earnings"

First M&F Corp. Investor Information
CONTACT:  Hugh Potts, Jr.
          Chief Executive Officer
          (662) 289-8501

October 17, 2003

FOR IMMEDIATE RELEASE

First M&F Corp. reports third quarter 2003 earnings

KOSCIUSKO, Miss.- First M&F Corp.'s (NASDAQ:FMFC) net income for the quarter ended September 30, 2003 was
$2,791,537, or $.61 basic and $.60 diluted earnings per share, compared to $2,866,764, or $.62 basic and diluted earnings per share for the third quarter of 2002 and $2,637,965, or $.57 basic and diluted earnings per share for the second quarter of 2003.

Net income for the nine months ended September 30, 2003 was $8,083,091, or $1.75 basic and $1.74 diluted earnings per share as compared to $7,504,788, or $1.63 basic and diluted earnings per share for the same period in 2002.

The net interest margin for the third quarter of 2003 increased to 4.47% as compared to 4.26% for the second quarter and 4.12% for the first quarter of 2003. Significant factors in the net interest margin growth were the decreased cost of funds and the improved mix of loans as a percentage of assets. The cost of deposits and borrowings dropped to 1.96% for the third quarter of 2003 as compared to 2.18% in the second quarter and 2.32% in the first quarter of the year. Loans grew by $43.6 million in the third quarter of 2003, resulting in a loans-to-assets ratio of 72.45%. Loans as a percentage of assets were 65.44% at the end of 2002 and 66.06% at
September 30, 2002. The improved loan mix kept asset yields from declining faster than liability costs over the last twelve months. The funding cost decreases have been driven by the reduction in short-term interest rates, as the Federal funds rate has dropped by 71 basis points over the last twelve months. Loan growth in the third quarter came primarily in the Cleveland, Oxford and Olive Branch markets. Non-interest revenues, excluding securities transactions, increased by 0.35% over the third quarter of 2002 and by 4.28% year-to-date for 2003 over 2002. Within non-interest revenues, deposit revenues decreased by 4.34% from the third quarter of 2002 due to lower deposit item volumes. Non-interest expenses, excluding intangible asset amortization, were up by 4.06%
over the third quarter of 2002 and by 5.19% year-to-date for 2003 over 2002.

The Company repurchased 25,000 shares of common stock in the third quarter at an average price of  $34.43, and repurchased 147,354 shares during the first nine months of 2003 at an average price of $33.36. The Company issued
500 shares of common stock at an average price of $25.39 per share for stock option exercises during the third quarter of 2003, and 147,272 shares at an average price of $27.00 for the first nine months of 2003. The Company did not grant any stock options in the third quarter of 2003.

Net loan charge-offs as a percent of average loans were .20% for the third quarter and .42% for the first nine months of 2003 on an annualized basis. Non-performing loans as a percentage of total loans were .81% as compared to .55% at year-end 2002.

Total assets at September 30, 2003 were $1.072 billion as compared to $1.037 billion at the end of 2002 and
$1.023 billion at September 30, 2002. Total loans were $776.7 million compared to $678.7 million at the end of
2002 and $675.7 million at September 30, 2002. Deposits were $808.7 million compared to $824.0 million at the end of 2002 and $809.5 million at September 30, 2002. Total capital was $110.4 million, or $ 24.06 in book value per share at September 30, 2003.

"While our earnings have improved over last year, there is much more to be done to raise our performance to higher levels," said Hugh S. Potts, Jr., Chairman and Chief Executive Officer. Potts added, "Our loan growth has helped with the margin, however, pressures on the net interest margin continue to mount. The slow economy and our new ventures have affected our overhead burden. As the economy improves we expect non-interest revenues to grow more rapidly."

"Our focus is on performance. Our goal is to exceed expectations every day. And our mission is to exercise stewardship by providing a widening array of financial services anchored in the bedrock of integrity and value.
Everything can be done better, and we are committed to Make Mississippi Better for us all."

First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 22 communities in Mississippi and Tennessee.

Caution Concerning Forward-Looking Statements

This document includes certain "forward-looking statements" within the meaning of the Private Securities
Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation's filings with the Securities and Exchange Commission.

First M&F Corporation
Consolidated Statements of Condition
(In thousands, except share data)

                                                        September 30,        December 31,
                                                             2003                2002
                                                       ----------------------------------
Cash and due from banks                                     29,836               43,329
Interest bearing bank balances                               3,201               12,610
Federal funds sold                                               0                7,700
Securities available for sale (cost of
  $191,414 and $226,617)                                   198,476              236,110

Loans                                                      776,667              678,746
Allowance for loan losses                                   11,009               10,258
                                                       ----------------------------------
     Net loans                                             765,658              668,488

Bank premises and equipment                                 22,681               21,508
Accrued interest receivable                                  7,137                7,125
Other real estate                                            1,004                  950
Intangible assets                                           16,850               16,952
Other assets                                                27,160               22,362
                                                       ----------------------------------
                                                         1,072,003            1,037,134

Non-interest bearing deposits                              111,777              101,915
Interest bearing deposits                                  696,874              722,109
                                                       ----------------------------------
     Total deposits                                        808,651              824,024

Federal funds and repurchase agreements                     26,448               23,599
Other borrowings                                           116,154               71,142
Accrued interest payable                                     1,469                1,920
Other liabilities                                            7,994                7,583
                                                       ----------------------------------
     Total liabilities                                     960,716              928,268

Noncontrolling joint venture interest                          926                  656

Common stock, 4,586,964 and 4,587,046, shares
      issued & outstanding                                  22,935               22,935
Additional paid-in capital                                  32,320               33,260
Retained earnings                                           52,200               47,585
Accumulated other comprehensive income                       2,906                4,430
                                                       ----------------------------------
     Total equity                                          110,361              108,210
                                                       ----------------------------------
                                                         1,072,003            1,037,134

First M&F Corporation and Subsidiary
Consolidated Statements of Income
(In thousands, except share data)
                                                  Three Months Ended September 30  Nine Months Ended September 30
                                                        2003        2002               2003              2002
                                                  ---------------------------------------------------------------
Interest and fees on loans                             12,246      12,550             35,758            36,862
Taxable investments                                     1,551       2,535              5,262             7,830
Tax exempt investments                                    600         629              1,791             1,955
Federal funds sold                                          5          15                188               129
Interest bearing bank balances                             14          23                 93                98
                                                  ---------------------------------------------------------------
     Total interest income                             14,416      15,752             43,092            46,874

Interest on deposits                                    3,034       4,686             10,581            15,512
Interest on short-term borrowings                         154         174                456               521
Interest on other borrowings                              889         760              2,415             2,380
                                                  ---------------------------------------------------------------
     Total interest expense                             4,077       5,620             13,452            18,413

Net interest income                                    10,339      10,132             29,640            28,461
Provision for possible loan losses                        960       1,004              2,842             3,484
                                                  ---------------------------------------------------------------
     Net interest income after loan loss                9,379       9,128             26,798            24,977

Service charges on deposits                             1,938       2,026              5,668             5,532
Mortgage banking income                                   479         310                951               787
Agency commission income                                  938         933              2,696             2,453
Other fee income                                          266         143                708               549
Other income                                              187         383                800             1,036
Gains (losses) on AFS investments                           1         (4)               (19)                22
                                                  ---------------------------------------------------------------
     Total noninterest income                           3,809       3,791             10,804            10,379

Salaries and employee benefits                          4,957       4,514             13,891            13,360
Net occupancy expense                                     540         483              1,590             1,478
Equipment and data processing expenses                    784         942              2,705             2,698
Intangible asset amortization                              34          24                102                89
Other expenses                                          2,899       2,883              7,863             7,227
                                                  ---------------------------------------------------------------
     Total noninterest expense                          9,214       8,846             26,151            24,852

Net income before taxes                                 3,974       4,073             11,451            10,504
     Income taxes                                       1,183       1,206              3,368             2,999
                                                  ---------------------------------------------------------------
Net income                                              2,791       2,867              8,083             7,505

Weighted average shares (basic)                     4,595,546   4,614,784          4,620,317         4,614,784
Weighted average shares (diluted)                   4,622,612   4,614,784          4,643,564         4,614,784
Basic earnings per share                                $0.61       $0.62              $1.75             $1.63
Diluted earnings per share                              $0.60       $0.62              $1.74             $1.63
                                                  ---------------------------------------------------------------
                                                  ---------------------------------------------------------------

First M&F Corporation
Financial Highlights
                                                         QTD Ended          QTD Ended          QTD Ended          QTD Ended
                                                        September 30         June 30            March 31         December 31
                                                            2003               2003               2003               2002
                                                       ---------------------------------------------------------------------
Per Common Share (diluted):
Net income                                                  0.60               0.57               0.57               0.59
Cash dividends paid                                         0.25               0.25               0.25               0.25
Book value                                                 24.06              24.02              23.78              23.59
Closing stock price                                        35.65              32.71              35.80              27.75

Selected Average Balances: (in thousands)
Assets                                                 1,061,855          1,054,605          1,056,814          1,018,771
Loans                                                    760,505            706,319            685,260            674,103
Earning assets                                           973,817            967,460            972,243            935,302
Deposits                                                 822,661            855,070            848,383            805,994
Equity                                                   111,010            111,661            110,248            107,890

Selected Ratios:
Return on average assets                                   1.05%              1.00%              1.00%              1.07%
Return on average equity                                  10.06%              9.45%              9.63%             10.12%
Average equity to average assets                          10.45%             10.59%             10.43%             10.59%
Tax-equivalent net interest margin                         4.47%              4.26%              4.12%              4.38%
Efficiency ratio                                          63.41%             63.02%             62.17%             61.84%
Net charge-offs to average loans (annualized)              0.20%              0.53%              0.46%              0.48%
Nonaccrual and 90 day accruing loans to total loans        0.81%              0.61%              0.78%              0.55%
Price to book (x)                                           1.48               1.36               1.51               1.18
Price to earnings (x)                                      14.85              14.35              15.70              11.76

First M&F Corporation
Supplemental Earnings Schedule
Third Quarter, 2003

   Quarter Ended September 30                              2003          2002
                                                      ---------------------------
Net income                                              $2,791,537    $2,866,764
Average shares outstanding                               4,595,546     4,614,784
EPS (basic)                                                   0.61          0.62
EPS (fully diluted)                                           0.60          0.62
   Nine Months Ended September 30
Net income                                              $8,083,091    $7,504,788
Average shares outstanding                               4,620,317     4,614,784
EPS (basic)                                                   1.75          1.63
EPS (fully diluted)                                           1.74          1.63

                                                                Year-to-Date
                                                      ---------------------------
                                                          09/30/03      09/30/02
                                                      ---------------------------
Return on assets                                             1.02%         0.98%
Return on equity                                             9.71%         9.62%

(Amounts in thousands)
Total assets                                             1,072,003     1,022,918
Total equity                                               110,361       108,248
Total loans                                                776,667       675,746
Total deposits                                             808,651       809,512

Average assets                                           1,057,776     1,024,487
Average equity                                             110,976       103,965
Average loans                                              717,637       659,930
Average deposits                                           841,944       820,214

                          Historical Earnings Trends
---------------------------------------------------------------------------------

                                                      Net Income        EPS
                                                    (in thousands)     (diluted)
                                                    -----------------------------
                                         3Q 2003             2,791          0.60
                                         2Q 2003             2,638          0.57
                                         1Q 2003             2,654          0.57
                                         4Q 2002             2,730          0.59
                                         3Q 2002             2,867          0.62
                                         2Q 2002             2,329          0.51
                                         1Q 2002             2,309          0.50
                                         4Q 2001             2,060          0.45
                                         3Q 2001             1,585          0.34